CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	December 1, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

J. Mike McGowan
Chief Executive Officer, Premier Valley Bank
(559) 256-6407
jmmcgowan@premiervalleybank.com

HEARTLAND COMPLETES ACQUISITION OF
PREMIER VALLEY BANK IN FRESNO, CALIFORNIA

Dubuque, Iowa, December 1, 2015 - Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has completed its acquisition of Premier Valley Bank in Fresno, California.
The aggregate purchase price was $95.1 million and represented $7.725 per share of Premier Valley Bank common stock, with 30 percent of the consideration paid in cash and 70 percent in HTLF common stock. The purchase price represents a premium of $36.1 million, or 1.61 times, Premier Valley Bank’s tangible equity as of September 30, 2015. Heartland expects the transaction to be accretive to earnings in the first full year following the systems integration, which is planned for early 2016.

Premier Valley Bank, which is now Heartland’s tenth independent state-chartered bank subsidiary, will continue to operate under its current name and management team. The management team is led by J. Mike McGowan, who continues as Chief Executive Officer and Michael Martinez, who will serve as President.

As of September 30, 2015, Premier Valley Bank had assets of approximately $683 million, loans outstanding of $414 million and deposits of $598 million. The acquisition expands the Heartland footprint from 11 to 12 states and from 89 to 94 banking centers.

Sandler O’Neill + Partners served as financial advisor to Premier Valley Bank, and Sheppard Mullin Richter & Hampton LLP served as Premier Valley Bank’s legal advisor. Panoramic Capital Advisors Inc. served as financial advisor to Heartland, and Dorsey & Whitney LLP served as Heartland’s legal advisor.

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About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $6.8 billion asset diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 94 banking locations in 71 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California, with mortgage loan production offices in Nevada and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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